UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2021
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Avangrid, Inc.
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(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road
Orange,	Connecticut	06477
(Address of principal executive offices)		(Zip Code)
207-629-1190
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;              Compensatory Arrangements of Certain Officers.

On May 18, 2021, Avangrid Renewables, LLC ("Avangrid Renewables"), a wholly-owned subsidiary of Avangrid, Inc. (the “Corporation”), entered into an employment agreement (the “Employment Agreement”) with Alejandro de Hoz Garcia Bellido in connection with his continued service as President and Chief Executive Officer of Avangrid Renewables.

Pursuant to the terms of the Employment Agreement, Mr. de Hoz will receive an annual base salary of $400,000, subject to annual review and will continue to be eligible to participate in the Corporation’s Executive Variable Pay (“EVP”) Plan with an annual incentive target equal to 65% of his annual base salary and a maximum incentive opportunity of 130% of his annual base salary. Mr. de Hoz will receive a special one-time retention bonus equal to 50% of his EVP Plan award for the 2021 performance period payable on the first payroll pay date following March 31, 2022, subject to his continued employment through such payment date. In addition, Mr. de Hoz will continue to be eligible to participate in the Corporation’s 2020 – 2022 Long-Term Incentive Plan and the Corporation’s other employee benefit and welfare plans and arrangements on the same terms as the Corporation’s other executive officers.

In the event Mr. de Hoz’s employment is terminated by Avangrid Renewables without Cause or by Mr. de Hoz for Good Reason (as such terms are defined in the Employment Agreement), Mr. de Hoz would receive a severance payment equal to one times his annual salary and annual EVP Plan award based on the Corporation's actual performance as measured during the ordinary annual performance for all executives participating in the EVP Plan and continued vesting of certain equity awards.

In the event Mr. de Hoz’s employment is terminated by Mr. de Hoz without Good Reason (as such term is defined in the Employment Agreement) or by reason of Mr. de Hoz's retirement, Mr. de Hoz would receive his prorated EVP Plan award for the year of termination based on the Corporation's actual performance as measured during the ordinary annual performance for all executives participating in the EVP Plan and continued vesting of certain equity awards.

The agreement also includes customary confidentiality, non-competition, and non-solicitation provisions.

The foregoing description is only a summary of the material provisions of the Employment Agreement and is qualified in its entirety by reference to the full text of such agreement, copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated May 18, 2021, between Avangrid, Inc. and Alejandro de Hoz Garcia Bellido.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel & Corporate Secretary
Dated: May 21, 2021

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